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                                                                     EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                             ----------------------        ------------------------
                                                              June 30      June 30          June 30        June 30
                                                               1996         1997              1996           1997
                                                             ---------    ---------        ---------      ---------
Shares outstanding at beginning of period, exclusive
of cheap stock                                                  93,225    4,228,500           93,225        612,800
Weighted average shares:
Issued pursuant to Staff Accounting Bulletin No. 83            931,390                       931,390
Issued in connection with the VPI Acquisition                                                             1,064,583
Issued in the IPO, including the over-allotment                                                           1,633,944
Issued to convert debt to common shares                                                                     207,994
Common stock equivalent shares related to stock options                      96,467                          78,140
                                                             ---------    ---------        ---------      ---------
Weighted average shares outstanding at end of period         1,024,615    4,324,967        1,024,615      3,597,461
                                                             =========    =========        =========      =========